UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2018

TWINLAB CONSOLIDATED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-55181	46-3951742
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4800 T-Rex Avenue, Suite 305, Boca Raton, Florida		33431
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(561) 443-5301

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Great Harbor Capital

On February 6, 2018, Twinlab Consolidated Holdings, Inc. (the "Company"), Twinlab Consolidation Corporation, Twinlab Holdings, Inc., ISI Brands Inc., Twinlab Corporation, Nutrascience Labs, Inc., Nutrascience Labs IP Corporation, Organic Holdings LLC, Reserve Life Organics, LLC, Resvitale, LLC, Re-Body, LLC, Innovitamin Organics, LLC, Organics Management LLC, Cocoawell, LLC, Fembody, LLC, Reserve Life Nutrition, LLC, Innovita Specialty Distribution LLC, and Joie Essance, LLC (collectively with the Company referred to as the "Borrowers") issued a Secured Promissory Note in favor of Great Harbor Capital, LLC ("Great Harbor"), pursuant to which Great Harbor has loaned the Borrowers the principal amount of $2,000,000 ("Great Harbor Note 1"). The Great Harbor Note 1 matures on February 6, 2021. Interest on the outstanding principal accrues at a rate of 8.5% per year and is payable monthly on the first day of each month, beginning March 1, 2018. The principal of the Great Harbor Note 1 is payable at maturity. The Great Harbor Note 1 is secured by collateral. The Great Harbor Note 1 is subordinate to the indebtedness owed to MidCap.

The Great Harbor Note 1 provides that the Company issue into escrow in the name of Great Harbor a warrant to purchase an aggregate of 1,818,182 shares of Company common stock at an exercise price of $.01 per share (the "Great Harbor Warrant"). The Great Harbor Warrant will not be released from escrow or be exercisable unless and until the Company fails to pay Great Harbor the entire unamortized principal amount of the Great Harbor Note 1 and any accrued and unpaid interest thereon as of February 6, 2021, or such earlier date as is required pursuant to an Acceleration Notice (as defined in the Great Harbor Note 1). The Company has reserved 1,818,182 shares of Company common stock for issuance under the Great Harbor Warrant. The Great Harbor Warrant, if exercisable, expires on February 6, 2024.

The Great Harbor Warrant is also subject to customary adjustments upon any recapitalization, capital reorganization or reclassification, consolidation, merger or transfer of all or substantially all of the assets of the Company. The Great Harbor Warrant grants Great Harbor certain registration rights for the shares of Company common stock issuable upon exercise of the Great Harbor Warrant.

Also on February 6, 2018, the Borrowers issued an Amended and Restated Secured Promissory Note to Great Harbor replacing the prior Secured Promissory Note issued on August 30, 2017 (the “Great Harbor Note 2”). The Great Harbor Note 2 added a requirement that when the Borrowers consummate any Special Asset Disposition (as defined in the Great Harbor Note 2), provided that the Borrowers have a minimum liquidity of $1,000,000, the Borrowers will use the net cash proceeds from the Special Asset Disposition to pay any accrued and unpaid interest under the Great Harbor Note 2 and any other note subject to the Intercreditor Agreement (as defined below). The maturity date, interest rate and payment terms remain unchanged from the original secured promissory note issued to Great Harbor on August 30, 2017.

Great Harbor also delivered a deferment letter (the “Great Harbor Deferment Letter”) to the Company pursuant to which Great Harbor agreed to defer all payments due under the notes specified in the Great Harbor Deferment Letter through March 31, 2018 until April 1, 2018 and agreed to refrain from declaring a default and/or exercising any remedies under the notes.

Mr. David L. Van Andel, the Chairman of the Company’s Board of Directors, is the owner and principal of Great Harbor Capital LLC. Mr. Mark Bugge, also a member of the Company’s Board of Directors is the Secretary of Great Harbor Capital LLC.

The forgoing descriptions of the Great Harbor Note 1, the Great Harbor Warrant, the Great Harbor Note 2 and the Great Harbor Deferment Letter are qualified in their entirety by reference to the full text of such documents, which documents will be filed as exhibits to the Company’s Form 10-K for the year ended December 31, 2017.

Golisano Holdings LLC

On February 6, 2018, the Borrowers issued a Secured Promissory Note in favor of Golisano Holdings LLC ("Golisano LLC"), pursuant to which Golisano LLC loaned the Borrowers the principal amount of $2,000,000 (the "Golisano LLC Note"). The Golisano LLC Note matures on February 6, 2021. Interest on the outstanding principal accrues at a rate of 8.5% per year and is payable monthly on the first day of each month, beginning March 1, 2018. The principal of the Golisano LLC Note is payable at maturity. The Golisano LLC Note is secured by collateral. The Golisano LLC Note is subordinate to the indebtedness owed to Great Harbor and MidCap.

The Golisano LLC Note provides that the Company issue into escrow in the name of Golisano LLC a warrant to purchase an aggregate of 1,818,182 shares of Company common stock at an exercise price of $.01 per share (the "Golisano LLC Warrant"). The Golisano LLC Warrant will not be released from escrow or be exercisable unless and until the Company fails to pay Golisano LLC the entire unamortized principal amount of the Golisano LLC Note and any accrued and unpaid interest thereon as of February 6, 2021, or such earlier date as is required pursuant to an Acceleration Notice (as defined in the Golisano LLC Note).The Company has reserved 1,818,182 shares of Company common stock for issuance under the Golisano LLC Warrant. The Golisano LLC Warrant, if exercisable, expires on February 6, 2024.

The Golisano LLC Warrant is also subject to customary adjustments upon any recapitalization, capital reorganization or reclassification, consolidation, merger or transfer of all or substantially all of the assets of the Company. The Golisano LLC Warrant grants Golisano LLC certain registration rights for the shares of Company common stock issuable upon exercise of the Golisano LLC Warrant. The forgoing descriptions of the (i) Golisano LLC Note and the (ii) Golisano LLC Warrant are qualified in their entirety by reference to the full text of such documents, which documents will be filed as exhibits to the Company’s Form 10-K for the year ended December 31, 2017.

The Borrowers and Golisano LLC also entered into a Security Agreement, as of February 6, 2018, pursuant to which the Borrowers grant Golisano LLC a security interest in the collateral described in such agreement in connection with all of the indebtedness of the Borrowers owed to Golisano LLC. The collateral includes all accounts, contract rights, chattel paper, instruments, deposit accounts; all inventory; all machinery, furniture, fixtures and other equipment; all instruments, notes, chattel paper, certificates of deposit, securities and investment property; all general intangibles; all negotiable and nonnegotiable documents of title covering the collateral; all accessions, attachments and other additions to the collateral; all substitutes or replacements for any collateral; and all books, data and records pertaining to the collateral.

Golisano LLC also delivered a deferment letter (the “Golisano Deferment Letter”) to the Company pursuant to which Golisano LLC agreed to defer all payments due under the notes specified in the Golisano Deferment Letter through March 31, 2018 until April 1, 2018 and agreed to refrain from declaring a default and/or exercising any remedies under the notes

A member of the Company’s Board of Directors, Mr. B. Thomas Golisano, is the owner and principal of Golisano Holdings LLC.

The forgoing descriptions of the Golisano LLC Note, Golisano LLC Warrant, the Security Agreement and the Golisano LLC Deferment Letter are qualified in their entirety by reference to the full text of such documents, which documents will be filed as exhibits to the Company’s Form 10-K for the year ended December 31, 2017.

Midcap Funding X Trust

The Company, its subsidiaries and Midcap Funding X Trust, a Delaware statutory trust, as successor-by-assignment from MidCap Financial Trust, ("MidCap"), are parties to a certain Credit and Security Agreement dated as of January 22, 2015, as amended from time to time (the "Credit Agreement"); and wherein it was necessary under the terms of the Credit Agreement to obtain MidCap's consent to the transactions contemplated by the Great Harbor Note 1 and the Golisano LLC Note; MidCap agreed to consent to the transactions contemplated by the Great Harbor Note 1 and the Golisano LLC Note provided that the Company issue a warrant to MidCap exercisable for up to 500,000 shares of Company common stock at an exercise price of $.76 per share (the "MidCap Warrant”). The Company has reserved 500,000 shares of Company common stock for issuance under the MidCap Warrant. The MidCap Warrant, if exercisable, expires on February 6, 2019.

The MidCap Warrant is also subject to customary adjustments upon any recapitalization, capital reorganization or reclassification, consolidation, merger or transfer of all or substantially all of the assets of the Company.

The forgoing description of the MidCap Warrant is qualified in its entirety by reference to the full text of such document, which document will be filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2017.

Little Harbor

Twinlab Holdings, Inc., a fully owned subsidiary of the Company, is a party to that certain Debt Repayment Agreement, dated as of July 31, 2014 (the "Repayment Agreement"), between the Company and Little Harbor, LLC, a Michigan limited liability company ("Little Harbor"). At the time of the expiration of the Repayment Agreement, the Company still owed Little Harbor $3,266,670. The Company and Little Harbor have agreed to convert the Company's obligations due under the Repayment Agreement to an unsecured promissory note, in the principal amount of $3,266,670 (the "Little Harbor Note"). The Little Harbor Note matures on July 25, 2020. Interest on the outstanding principal accrues at a rate of 8.5% per year and is payable monthly on the first day of each month, beginning March 1, 2018. The principal of the Little Harbor Note is payable at maturity. The Little Harbor Note is subordinate to the indebtedness owed to Great Harbor and Golisano LLC.

Little Harbor also delivered a deferment letter (the “Little Harbor Deferment Letter”) to the Company pursuant to which Little Harbor agreed to defer all payments due under the notes specified in the Little Harbor Deferment Letter through March 31, 2018 until April 1, 2018 and agreed to refrain from declaring a default and/or exercising any remedies under the notes.

The forgoing descriptions of the Little Harbor Note and the Little Harbor Deferment Letter are qualified in their entirety by reference to the full text of such documents, which documents will be filed as exhibits to the Company’s Form 10-K for the year ended December 31, 2017.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Great Harbor Note 1, the Great Harbor Note 2, the Golisano LLC Note, and the Little Harbor Note is hereby incorporated by reference into this Item 2.03.

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 regarding the Great Harbor Warrant, the Golisano LLC Warrant, and the MidCap Warrant (collectively, the “Warrants”) is hereby incorporated by reference into this Item 3.02.

The Company issued the above-referenced Warrants in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for private offerings not involving a public distribution. The Company believes that the issuance of the Warrants was exempt from the registration and prospectus delivery requirements of the Securities Act by virtue of Section 4(a)(2) of the Securities Act. The Warrants were issued directly by the Company and did not involve a public offering or general solicitation. Each of Great Harbor, Golisano LLC and MidCap was afforded an opportunity for effective access to the files and records of the Company that contained the relevant information needed to make its investment decision, including the Company’s financial statements and periodic reports under the Securities Exchange Act of 1934, as amended. The Company reasonably believed that each of Great Harbor, Golisano LLC and MidCap immediately prior to the issuance of the above-referenced Warrants had such knowledge and experience in the Company’s financial and business matters that it was capable of evaluating the merits and risks of its investment. Each of Great Harbor, Golisano LLC and MidCap had the opportunity to speak with the Company’s management on several occasions prior to its investment decision. There were no commissions paid on the issuance of the above-referenced Warrants.

Section 8 – Other Events

Item 8.01. Other Events.

On February 6, 2018, Great Harbor and Golisano LLC entered into an intercreditor agreement where they agreed that each of the Great Harbor Note 1, the Great Harbor Note 2 and the Golisano LLC Note are pari passu as to repayment, security and otherwise and are equally and ratably secured (the “Intercreditor Agreement”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWINLAB CONSOLIDATED HOLDINGS, INC.

Date: February 12, 2018	By:	/s/ Naomi L. Whittel
Naomi L. Whittel
Chief Executive Officer